Exhibit 5.1

Mourant Ozannes (Cayman) LLP
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
Cayman Islands

T +1 345 949 4123
F +1 345 949 4647

INFINT Acquisition Corporation

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

25 June 2024

INFINT Acquisition Corporation (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with Company’s registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act) relating to the Company’s proposed business combination transaction with Seamless Group Inc., a Cayman Islands exempted company (Seamless), on the terms set out in the business combination agreement (as amended from time to time, the Business Combination Agreement) dated as of 3 August 2022 by and among the Company, Seamless and FINTECH Merger Sub Corp., a Cayman Islands exempted company, (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company’s preliminary prospectus for ordinary shares of a par value of US$0.0001 each of the Company (Shares), as contained within the Registration Statement (the Prospectus).

1.	Documents Reviewed

For the purposes of this opinion letter we have examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 8 March 2021;

(b)	the fourth amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on 16 February 2024 (the M&A);

(c)	the form of amended and restated memorandum and articles of association of the Company to be adopted by special resolution of the Company’s shareholders and to be effective upon the Merger (as that term is defined in the Business Combination Agreement) becoming effective;

(d)	the Company’s register of directors and officers that was provided to us by the Company’s registered office provider and the certificate from a director of the Company dated 25 June 2024 (together with the M&A, the Company Records);

(e)	minutes of a meeting of the Company’s board of directors held on 3 August 2022 approving, among other things, (i) the Business Combination Agreement and (ii) the re-designation of the Company’s issued and unissued class A ordinary shares of par value of US$0.0001 each, the Company’s authorised but unissued class B ordinary shares of par value of US$0.0001 each and the Company’s authorised but unissued preference shares of par value of US$0.0001 each, in each case with effect upon and from consummation of the Merger (as that term is defined in the Business Combination Agreement) (the Board Minutes);

(f)	the resolutions to be voted upon by the Company’s shareholders at the extraordinary general meeting of the Company contemplated by the Registration Statement (the Shareholder Resolutions and the Extraordinary General Meeting);

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078.

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(g)	a certificate of good standing dated 25 June 2024, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(h)	the Business Combination Agreement and the amendments thereto dated as of 20 October 2022, 29 November 2022 and 20 February 2023;

(i)	the Registration Statement; and

(j)	the Prospectus.

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.4	the genuineness of all signatures and seals;

2.5	the resolutions set out in the Board Minutes were duly passed, are in full force and effect and have not been amended, revoked or superseded and the meeting at which those resolutions were passed was duly convened, held and quorate throughout;

2.6	the Shareholder Resolutions will be duly passed at the Extraordinary General Meeting and will not be amended, revoked or superseded in any respect and the Extraordinary General Meeting will be duly convened, held and quorate throughout;

2.7	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.8	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.9	upon issue of the Shares, the Company will receive in full the consideration for which the Company agreed to issue the Shares, which shall be equal to at least the par value thereof;

2.10	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus;

2.11	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A; and

2.12	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete.

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3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar’s knowledge, in default under the Companies Act.

3.2	With effect from consummation of the Merger (as that term is defined in the Business Combination Agreement), the authorised share capital of the Company shall be US$55,000 divided into 555,000,000 ordinary shares of a par value of US$0.0001 each.

3.3	The issue and allotment of the Shares has been duly authorised and when allotted and issued as contemplated in the Registration Statement, the Prospectus and the Business Combination Agreement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption “Cayman Islands Tax Considerations” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion the phrase non-assessable means, with respect to Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the Company’s memorandum and articles of association, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Legal Matters” and “Proposal 1 - The Business Combination Proposal—Background of the Business Combination” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Mourant Ozannes (Cayman) LLP

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